AGREEMENT OF JOINT FILING
                            -------------------------

     DGP Acquisition, L.L.C., Insignia Financial Group, Inc., IB Holding, Inc., Riverdale Investors Corp., Inc. and Carl C. Icahn hereby agree that the Statement on Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Dated:  January 18, 1996

DGP ACQUISITION, L.L.C.                  INSIGNIA FINANCIAL GROUP, INC.

By:   IB Holding, Inc., Manager

By:   /s/ JEFFREY L. GOLDBERG            By:  /s/ FRANK M. GARRISON
     ----------------------------             ------------------------------
     Jeffrey L. Goldberg                      Frank M. Garrison
     President                                Executive Managing Director


IB HOLDING, INC.                         RIVERDALE INVESTORS CORP., INC.

By:   /s/ JEFFREY L. GOLDBERG            By:  /s/ ROBERT J. MITCHELL
      ---------------------------             ------------------------------
      Jeffrey L. Goldberg                     Robert J. Mitchell
      President                               Vice President


CARL C. ICAHN*

*By:  /s/ THEODORE ALTMAN
     ----------------------------
     Theodore Altman
     Attorney-in-Fact

         [Signature Page to Davidson Growth Plus Joint Filing Agreement]